             CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated December 13, 1999, relating to the financial statements and financial highlights of Chase Vista Equity Growth Fund which appear in the October 31, 1999 Annual Report to Shareholders of Chase Vista Equity Funds, and of our reports dated February 10, 2000, relating to the financial statements and financial highlights of Chase Equity Growth Fund and Chase Equity Growth Portfolio which appear in the December 31, 1999 Annual Report to Shareholders of Chase Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Certain Arrangements with Service Providers", "Financial Statements and Experts", "Representations and Warranties of the Acquiring Trust", "Representations and Warranties of the Transferor Trust" and "Financial Statements" in such Registration Statement.




PricewaterhouseCoopers LLP
New York, New York
October 25, 2000